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                                                                     Exhibit 1.2

                                                                  EXECUTION COPY

                           Wells Fargo Financial, Inc.
                               U.S. $1,300,000,000
                          Medium-Term Notes, Series D,
                Due From 9 Months to 30 years from Date of Issue
                   Medium-Term Note Administrative Procedures
                          Dated as of January 18, 2002

Medium-Term Notes, Series D(the "Notes") in the aggregate principal amount of up to U.S. $1,300,000,000 are to be offered on a continuing basis by Wells Fargo Financial, Inc. (the "Company") through Banc of America Securities LLC; Banc One Capital Markets, Inc.; Bear, Stearns & Co. Inc.; BNP Paribas Securities Corp.; Deutsche Banc Alex. Brown Inc.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Mizuho International plc; Salomon Smith Barney Inc.; Utendahl Capital Partners, L.P. and Wells Fargo Brokerage Services, LLC who, as agents (each an "Agent", and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated as of January 18, 2002 (the "Distribution Agreement"). The Notes which constitute senior indebtedness of the Company will be issued pursuant to an Indenture dated as of November 1, 1991 between the Company and The First National Bank of Chicago (now called Bank One Trust Company, National Association), as trustee (the "Senior Trustee") (said Indenture being hereinafter called the "Senior Indenture"). The Notes which constitute senior subordinated indebtedness of the Company will be issued pursuant to an Indenture dated as of May 1, 1986 between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (the "Senior Subordinated Trustee"), as amended and supplemented by a First Supplemental Indenture dated as of February 15, 1991 between the Company and the Senior Subordinated Trustee (said Indenture as amended and supplemented by said First Supplemental Indenture being hereinafter called the "Senior Subordinated Indenture"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraphs of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent base Prospectus included in the Registration Statement, as supplemented with respect to the specific terms of the Notes is herein referred to as the "Prospectus Supplement". The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

The Notes will be issued in fully registered form and will be represented by either (a) a Global Security in book-entry form delivered to the Senior Trustee, (in the case of Notes that constitute senior indebtedness of the Company) or the Senior Subordinated Trustee (in the case of Notes that constitute senior subordinated indebtedness of the Company), in each case as the agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note"), or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser (a "Certificated Note"). Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in


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principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

      General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in
Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Senior Indenture or the Senior Subordinated Indenture (individually, an "Indenture" and collectively, the "Indentures") or the Notes, as the case may be. References herein to a "Trustee" shall mean, as appropriate, (i) the Senior Trustee when such term is used with respect to or in connection with, or when it relates to the Senior Indenture or any Notes issued thereunder, or (ii) the Senior Subordinated Trustee when such term is used with respect to or in connection with, or when it relates to the Senior Subordinated Indenture or any Notes issued thereunder; and references herein to the "Trustees" shall mean both the Senior Trustee and the Senior Subordinated Trustee. To the extent that the procedures set forth below conflict with the provisions of the Notes, the applicable Indenture or the Distribution Agreement, the relevant provisions of the Notes, the applicable Indenture or the Distribution Agreement shall control.

                              PART I: PROCEDURES OF GENERAL
                                      APPLICABILITY

Date of Issuance/
Authentication:               Each Note will be dated as of the date of its
                              authentication by the Trustee. Each Note shall also bear an original issue date (the "Original
                              Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original
                              Note regardless of their dates of authentication.

Maturities:                   Each Note will mature on a date selected by the
                              purchaser and agreed to by the Company which is not less than 9 months nor more than 30 years from its Original Issue Date.

Registration:                 Notes will be issued only in fully registered
                              form.

Calculation of Interest:      In the case of Fixed Rate Notes, interest
                              (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. In the case of Floating
                              Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for Certificate of Deposit, Commercial Paper, Federal Funds Rate,
                              Prime Rate and LIBOR Notes, and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for Treasury Rate Notes and CMT Rate Notes.

Acceptance and
Rejection of Offers:          The Company shall have the sole right to accept
                              offers to purchase Notes from the Company and may reject any such offer in whole or


                                     1.2-2
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                              in part. Each Agent shall communicate to the
                              Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of
Pricing Supplement:           If any offer to purchase a Note is accepted by the
                              Company, the Company, with the approval of the Agent which presented such offer (the "Presenting
                              Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file Pricing
                              Supplements relating to the Notes and the plan of distribution thereof (the "Supplemented
                              Prospectus") with the Commission in accordance with Rule 424 under the Act. The Company should send to the Presenting Agent by facsimile transmission or by prepaid overnight courier the Pricing Supplement at the same time as it files such Pricing Supplement with the Commission at the following address:

                              If the Presenting Agent is Banc of America
                              Securities LLC, then to:

                                      Banc of America Securities LLC
                                      NC1-007-07-01
                                      100 North Tryon Street
                                      Charlotte, North Carolina 28255
                                      Attention: MTN Department
                                      Telephone: (704) 388-4809
                                      Fax: (704) 388-9939

                              If the Presenting Agent is Banc One Capital
                              Markets, Inc., then to:

                                      Banc One Capital Markets, Inc.
                                      1 Bank One Plaza
                                      Suite 1L1-0595
                                      Chicago, Illinois 60670
                                      Attention: Investment Grade Securities
                                      Telephone: (312) 732-7259
                                      Fax: (312) 732-4773

                              If the Presenting Agent is Bear, Stearns & Co. Inc., then to:

                                      Bear, Stearns & Co. Inc.
                                      245 Park Avenue
                                      New York, New York  10167
                                      Attention: Medium-Term Note Program


                                     1.2-3
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                              If the Presenting Agent is BNP Paribas Securities
                              Corp., then to:

                                      BNP Paribas Securities Corp.,
                                      787 7th Avenue, 8th Floor
                                      New York, New York  10019
                                      Attention: Fixed Income Syndicate
                                      Telephone: (212) 841-3435
                                      Fax: (212) 841-3930

                              If the Presenting Agent is Deutsche Banc Alex. Brown Inc., then to:

                                      Deutsche Banc Alex. Brown Inc.
                                      31 West 52nd Street, 3rd Floor
                                      New York, New York 10019
                                      Attention: Daniel Benton
                                      Telephone: (212) 469-6801
                                      Fax: (212) 469-7875; and

                                      Deutsche Banc Alex. Brown Inc.
                                      1290 6th Avenue, 6th Floor
                                      New York, New York 10104-0051
                                      Attention: Brian Guerra
                                      Telephone: (212) 469-3370
                                      Fax: (212) 469-2246; and

                                      Deutsche Banc Alex. Brown Inc.
                                      Legal Division
                                      1301 Avenue of Americas, 8th Floor
                                      New York, New York 10019-6022
                                      Attention: Joseph Kopec
                                      Telephone: (212) 469-8793
                                      Fax: (212) 469-7024

                              If the Presenting Agent is J.P. Morgan Securities Inc., then to:

                                      J.P. Morgan Securities Inc.
                                      270 Park Avenue, 8th Floor
                                      New York, New York 10017
                                      Attention: Medium-Term Note Desk
                                      Telephone: (212) 834-4421
                                      Fax: (212) 834-6081


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                              If the Presenting Agent is Merrill Lynch, Pierce,
                              Fenner & Smith Incorporated:

                                      Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                                      Merrill Lynch World Headquarters
                                      4 World Financial Center, North Tower,
                                      15th Floor
                                      New York, New York 10080
                                      Attention: MTN Product Management

                              If the Presenting Agent is Mizuho International plc, then to:

                                      Mizuho International plc
                                      Bracken House
                                      One Friday Street
                                      London EC4M 9JA
                                      Attention: MTN Trading Desk
                                      Telephone: 011-44-20-7236-1090
                                      Fax: 011-44-20-7236-0484

                              If the Presenting Agent is Salomon Smith Barney Inc., then to:

                                      Salomon Smith Barney Inc.
                                      TPOD-Balancing Operations
                                      One New York Plaza, 36th Floor
                                      New York, New York  10004

                              If the Presenting Agent is Utendahl Capital
                              Partners, L. P., then to:

                                      Utendahl Capital Partners, L.P.
                                      30 Broad Street, 42nd Floor
                                      New York, New York 10004
                                      Attention: Carlos Sanchez and Richard
                                                 Gordon
                                      Telephone: (212) 797-2665 and
                                                 (212) 797-2660
                                      Fax: (212) 425-1873

                              If the Presenting Agent is Wells Fargo Brokerage Services, LLC, then to:

                                      Wells Fargo Brokerage Services, LLC
                                      608 2nd Avenue So.
                                      Minneapolis, Minnesota 55479
                                      Attention: Michael A. Schaefer
                                      Telephone: (612) 667-0173
                                      Fax: (612) 667-7517

                              The Presenting Agent will cause a stickered
                              Supplemented Prospectus to be delivered to the purchaser of the Note.


                                     1.2-5
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                              In each instance that a Pricing Supplement is
                              prepared, the Agents will affix the Pricing
                              Supplement to the Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                   The receipt of immediately available funds by the
                              Company in payment for a Note and the
                              authentication and delivery of such Note shall, with respect to such Note, constitute
                              "settlement." Offers accepted by the Company will be settled not less than the third, nor later than the fifth Business Day succeeding the date of acceptance, or at such time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively.

                              In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement (as defined in section 3(b) of the Distribution Agreement).

Procedure for
Changing Rates or Other
Variable Terms:               When a decision has been reached to change the
                              interest rate or any other variable term on any Note being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase a Note at a new interest rate or new variable term, the Company, the Presenting Agent and the applicable Trustee shall follow the procedures set forth under the applicable "Settlement
                              Procedures".

Suspension of Solicitation;
Amendment or Supplement:      The Company may instruct the Agents to suspend
                              solicitation of purchases at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement
                              (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will promptly advise the Agents and the Trustees and will furnish the Agents and their counsel with copies of the proposed amendment (including any document


                                     1.2-6
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                              proposed to be incorporated by reference therein)
                              or supplement. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents and the Trustees at the following respective addresses: Agents: Banc of America Securities LLC, Banc of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: MTN Department; Banc One Capital Markets, Inc., 1 Banc One Plaza, Suite 1L1-0595, Chicago, Illinois 60670-0084,
                              Attention: Investment Grade Securities; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167; BNP Paribas Securities Corp., 787 7th Avenue, 8th Floor New York, New York 10019,
                              Attention: Fixed Income Syndicate; Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, 3rd Floor, New York, New York 10019, Attention: Daniel Benton; J.P. Morgan Securities Inc., 270 Park Avenue, 9th Floor, New York, New York 10017,
                              Attention: Transaction Execution Group; Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, 4 World Financial Center, North Tower, 15th Floor, New York, New York 10080; Mizuho International plc, Bracken House, One Friday Street, London EC4M 9JA; Salomon Smith Barney Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention:
                              Medium-Term Note Group; Utendahl Capital Partners,
                              L. P., 30 Broad Street, 42nd Floor, New York, New York 10004, Attention: Carlos Sanchez and Richard Gordon; Wells Fargo Brokerage Services, LLC, 608 2nd Avenue So., Minneapolis, Minnesota, 55479,
                              Attention: Michael A. Schaefer; Senior Trustee:
                              Senior Trustee: Bank One Trust Company, National Association, 1 Bank One Plaza, Suite IL1-4030, Chicago, Illinois, 60670-0430, Attention: Global Corporate Trust Services; and BNY Midwest Trust Company, 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602.

                              In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustees whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:       A copy of the most recent Prospectus, Prospectus
                              Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent.

Authenticity of Signatures:   The Agents will have no obligations or liability
                              to the Company or any Trustee in respect to the authenticity of the signature of any


                                     1.2-7
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                              officer, employee or agent of the Company or the
                              Trustee on any Note.

Documents Incorporated
by Reference:                 The Company shall supply the Agents with an
                              adequate supply of all documents incorporated by reference in the Registration Statement.

Business Day:                 With respect to the Senior Indenture, "Business
                              Day" means each Monday, Tuesday, Wednesday,
                              Thursday and Friday that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in the Borough of Manhattan, The City of New York, and (b) with respect to LIBOR Notes, a London Banking Day. With respect to the Senior
                              Subordinated Indenture, "Business Day" means each
                              Monday, Tuesday, Wednesday, Thursday and Friday that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in the Borough of Manhattan, The City of New York or the City of
                              Chicago, Illinois, and (b) with respect to LIBOR
                              Notes, a London Banking Day.

London Banking Day:           "London Banking Day" means any day on which
                              dealings in deposits in U.S. dollars are transacted in the London interbank market.

Periodic Statements
from the Trustee:             Periodically, the applicable Trustee will send to
                              the Company a statement setting forth the principal amount of Notes Outstanding as of that date and setting forth a brief description of any sales of Notes which the Company has advised the applicable Trustee but which have not yet been settled.

                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, each Trustee will perform the custodial, document control and administrative functions described below (with respect to Notes issued under the Indenture under which it is the trustee), each in accordance with its respective obligations under Letters of Representations from the Company and each Trustee to DTC, each dated January 18, 2002, and Medium-Term Note Certificate Agreements, dated March 10, 1989, between the Senior Trustee and DTC and dated August 17, 1989 between the Senior Subordinated Trustee's designee, the Bank of New York, and DTC (together, as amended, the "Certificate Agreements"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     All Fixed Rate Notes issued in book-entry form
                              having the same rank (senior or senior
                              subordinated), Original Issue Date, interest rate, redemption provisions, repayment provisions,
                              Interest Payment Dates, Interest Payment Period,
                              Original Issue Discount provisions, and Stated
                              Maturity (collectively, the "Fixed Rate Terms") will be


                                     1.2-8
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                              represented initially by a single Book-Entry Note
                              in fully registered form without coupons; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper Rate, the Treasury Rate, LIBOR, the CD Rate, the Federal Funds Rate, the Prime Rate, the CMT Rate and any other rate set forth by the Company, Initial Interest Rate, Index Maturity, Interest Reset Period, Spread or Spread Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, redemption provisions, repayment provisions, Interest Payment Dates, Interest Payment Period, Original Issue Discount provisions, and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Book-Entry Note.

                              Each Book-Entry Note will be dated and issued as of the date of its authentication by the applicable Trustee. Each Book-Entry Note will bear an "Interest Accrual Date," which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Note issued in certificated form.

Identification:               The Company has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Corporation (the
                              "CUSIP Service Bureau") for the reservation of two series of CUSIP numbers (including tranche numbers), each of which series consists of approximately 900 CUSIP numbers and relates to Book-Entry Notes representing one or two ranks of book-entry notes. The Company has obtained from the CUSIP Service Bureau a written list of each such series of reserved CUSIP numbers and has delivered to the Trustees and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. Each Trustee will notify the
                              Company at any time when fewer than 100 of its reserved CUSIP numbers remain unassigned to Book-Entry Notes that may be authenticated by such Trustee, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to such Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 and otherwise


                                     1.2-9
                              required to be represented by the same Book-Entry Note will instead be represented by two or more Book-Entry Notes which shall all be assigned the same CUSIP number.

Registration:                 Each Book-Entry Note will be registered in the
                              name of Cede & Co., as nominee for DTC, on the register maintained by the applicable Trustee under the Indenture under which the Book-Entry
                              Note was issued. The beneficial owner of a Note issued in book-entry form (I.E., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more direct participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                    Each Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                              Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Fixed
                              Rate Terms or Floating Rate Terms, as the case may be, (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 20 days after such written notice is delivered and at least 20 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note, and (c) a new
                              CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the applicable Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, such Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the applicable Trustee will exchange such Book-Entry Notes for a single
                              Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-


                                     1.2-10

                              Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See "Denominations" below).

Denominations:                All Notes issued in book-entry form will be
                              denominated in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $1,000 or any larger denomination which is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single
                              Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form.
                              In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:                     GENERAL. Each Note will bear interest, if any, in
                              accordance with its terms. Interest, if any, on each Note issued in book-entry form will accrue from the Interest Accrual Date of the Book-Entry
                              Note representing such Note. Generally, each payment of interest on a Note issued in book-entry form will include interest accrued to, but excluding, the Interest Payment Date, or Maturity.
                              Interest payable at Maturity of a Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to the Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Book-Entry
                              Note in the appropriate daily bond report published by the Standard & Poor's Corporation.

                              RECORD DATE. The "Record Date" with respect to any Interest Payment Date for (a) a Fixed Rate Note shall be the first day of the calendar month if such Interest Payment Date is the fifteenth day of such calendar month, and shall mean the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month, in each case whether or not such date shall be a Business Day or (b) a Floating Rate Note shall be the date fifteen calendar days preceding such Interest Payment Date, whether or not such date shall be a Business Day.


                                     1.2-11

                              INTEREST PAYMENT DATES. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Book-Entry Note originally issued between a Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Record Date.

                              If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the next preceding day that is a London Banking Day.

                              FIXED RATE NOTES. Unless otherwise specified in the Fixed Rate Note, interest payments on Fixed Rate Notes issued in book-entry form will be payable semi-annually for Senior Securities on each April 1 and October 1 and for Senior Subordinated Securities on each April 15 and October 15, and at Maturity or upon earlier redemption or repayment.

                              FLOATING RATE NOTES. Interest payments on Floating Rate Notes issued in book-entry form will be made as specified in the Floating Rate Note.

                              NOTICE OF INTEREST PAYMENTS AND RECORD DATES. On the first Business Day of January, April, July and October of each year, each Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Calculation Date for Floating Rate Notes issued in book-entry form, the Calculation Agent will notify DTC and the Standard & Poor's Corporation of the interest rates determined on the related Interest Determination Date.

Payments of Principal
and Interest:                 PAYMENTS OF INTEREST ONLY. Promptly after each
                              Record Date, each Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Outstanding Book-Entry Note authenticated by it on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by the Standard &
                              Poor's Corporation. On such Interest Payment Date, the Company will pay to the applicable Trustee as


                                     1.2-12

                              Paying Agent, and such Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment." Generally, if any Interest Payment Date of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue on such payment from and after the Interest Payment Date.

                              PAYMENTS AT MATURITY. On or about the first
                              Business Day of each month, each Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Outstanding Book-Entry Note authenticated by it and maturing either at Stated Maturity or on a Redemption Date in the following month. The applicable Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the applicable Trustee as Paying Agent, and such Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue on such payment from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the applicable Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, each Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes (which have been authenticated by such Trustee) as of the immediately preceding Business Day.

                              MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee which authenticated the same in funds available for use by the applicable Trustee as of 10:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the applicable Trustee to withdraw funds from an account maintained by the Company at such Trustee. The Company will confirm such instructions in writing to such Trustee. Prior to 11:00 a.m., New York City time, on such date or as soon as possible thereafter, such Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate


                                     1.2-13
                              use by DTC, or in accordance with other existing arrangements between such Trustee and DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustees shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                              WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
Procedures:                   Settlement Procedures with regard to each Note in
                              book-entry form sold by each Agent, as agent of the Company, will be as follows:

                              A. The Presenting Agent will advise the Company by
                                 telephone of the following Settlement
                                 information with regard to each Note:

                                 1.  Name of registered owner.

                                 2.  Exact address of registered owner.

                                 3.  Taxpayer identification number of the
                                     registered owner.

                                 4.  Principal amount of the Note.

                                 5.  Fixed Rate Notes:
                                     a) interest rate
                                     b) interest payment date and record date.

                                 6.  Floating Rate Notes:

                                     a) interest rate basis;
                                     b) initial interest rate;
                                     c) spread or spread multiplier, if any;
                                     d) interest rate reset dates;
                                     e) interest rate reset period;
                                     f) interest payment dates;
                                     g) interest payment period;
                                     h) index maturity;
                                     i) calculation agent;
                                     j) maximum interest rate, if any;
                                     k) minimum interest rate, if any;
                                     l) calculation date;


                                     1.2-14

                                     m) interest determination dates;
                                     n) number of days to first interest
                                        payment;
                                     o) amount of first interest payment; and
                                     p) interest per $1,000 of principal amount.

                                 7.  Any redemption or repayment provisions.

                                 8.  Price to public of the Note.

                                 9.  Trade date.

                                 10. Settlement Date (Original Issue Date).

                                 11. Maturity.

                                 12. Net proceeds to the Company.

                                 13. Exact name and address of Presenting Agent.

                                 14. Presenting Agent's commission.

                                 15. Denominations.

                                 16. Place of delivery of the Note by the
                                     applicable Trustee.

                                 17. Whether the Note is senior indebtedness or
                                     senior subordinated indebtedness of the
                                     Company.

                              B. The Company will assign a CUSIP number to
                                 the Book-Entry Note representing such Note and then advise the Trustee authenticating the same by telephone (confirmed in writing at any time on the same date) or by electronic transmission of the above settlement information received from the Presenting Agent, such CUSIP number and the name of the Agent. The Company shall also notify the Presenting Agent of such CUSIP number as soon as practicable. Such Presenting Agent will advise the Company of the foregoing information for each sale made by it in time for the applicable Trustee to prepare such Note. Each such communication by the Company shall constitute a representation and warranty by the Company to the applicable Trustee and the Presenting Agent that (i) such Note, and the Book-Entry Note representing such Note, are then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Book-Entry Note representing such Note, will conform with the terms of the Senior Indenture or the Senior Subordinated Indenture,
                                 (iii) after giving effect to the issuance of such Note and any other Debt Securities (as defined in the Registration Statement) to be issued on or prior to the settlement date for the


                                     1.2-15
                                 sale of such Note, the aggregate amount of Debt Securities which have been issued and sold by the Company will not exceed the amount of Debt Securities registered under the Registration Statement, and (iv) upon authentication and delivery of such Book-Entry Note the aggregate initial offering price of all Notes issued under the Senior Indenture and Senior Subordinated Indenture will not exceed U.S. $1,300,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of Notes pursuant to Sections 3.05 and 3.06 of the Senior Indenture and Sections 3.05 and 3.06 of the Senior Subordinated Indenture).

                              C. The applicable Trustee will communicate to
                                 DTC, the Standard & Poor's Corporation, the
                                 Calculation Agent (if other than the Trustee) and the Presenting Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                                 1.  The information set forth in Settlement
                                     Procedure A.

                                 2. Identification numbers of the participant accounts maintained by DTC on behalf of such Trustee and the Agent.

                                 3. Identification as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

                                 4.  Initial Interest Payment Date for such
                                     Note, number of days by which such date
                                     succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the applicable Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by such Trustee).

                                 5.  CUSIP number of the Book-Entry Note
                                     representing such Note.

                                 6. Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

                                 7.  Interest Payment Period.

                              D. To the extent the Company has not already
                                 done so, the Company will execute and deliver to the applicable Trustee a Book-Entry Note representing such Note in a form that has been approved by the Company, the Agents and such Trustee.


                                     1.2-16

                              E. The applicable Trustee will authenticate the
                                 Book-Entry Note representing such Note.

                              F. DTC will credit such Note to the participant
                                 account of the applicable Trustee maintained by DTC.

                              G. The applicable Trustee will enter an SDFS
                                 deliver order through DTC's Participant
                                 Terminal System instructing DTC (i) to debit such Note to such Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and
                                 (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of such Trustee maintained by DTC, in an amount equal to the price of such Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by such Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and
                                 (ii) such Trustee is holding such Book-Entry
                                 Note pursuant to the Medium-Term Note
                                 Certificate Agreement between such Trustee and DTC.

                              H. The Presenting Agent will enter an SDFS
                                 deliver order through DTC's Participant
                                 Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

                              I. Transfers of funds in accordance with SDFS
                                 deliver orders described in Settlement
                                 Procedures G and H will be settled in
                                 accordance with SDFS operating procedures in effect on the Settlement Date.

                              J. The applicable Trustee will credit to an
                                 account of the Company maintained with such Trustee funds available for immediate use in the amount transferred to such Trustee in accordance with Settlement Procedure G.

                              K. The Trustee authenticating the same will
                                 send a copy of the Book-Entry Note by first class mail to the Company.

                              L. The Presenting Agent will confirm the
                                 purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.


                                     1.2-17

Settlement Procedures
Timetable:                    For orders of Notes accepted by the Company,
                              Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                              SETTLEMENT PROCEDURE               TIME

                                  A-B               11:00 a.m. on the trade date
                                  C                 2:00 p.m. on the second
                                                         Business Day before the
                                                         Settlement Date
                                  D                 3:00 p.m. on the Business
                                                         Day before Settlement
                                                         Date
                                  E                 9:00 a.m. on Settlement Date
                                  F                 10:00 a.m. on Settlement
                                                          Date
                                  G-H               2:00 p.m. on Settlement Date
                                  I                 4:45 p.m. on Settlement Date
                                  J-L               5:00 p.m. on Settlement Date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                              If settlement of a Note issued in book-entry form is rescheduled or cancelled, the Trustee authenticating the Note will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:            If the applicable Trustee fails to enter an SDFS
                              deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement
                              Procedure G, such Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing
                              DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to


                                     1.2-18
                              be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, such Trustee will mark such Book-Entry Note "cancelled", make appropriate entries in its records and send such cancelled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all of the Notes represented by a Book-Entry Note, such Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the applicable Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent or such Trustee as applicable on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the applicable Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

Trustee Not to
Risk Funds:                   Nothing herein shall be deemed to require the
                              applicable Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the applicable Trustee to the Company, DTC, the Agents or the purchaser shall be made only to


                                     1.2-19
                              the extent that funds are provided to the applicable Trustee for such purpose.

                      PART III: PROCEDURES FOR NOTES ISSUED
                                IN CERTIFICATED FORM

Denominations:                The Notes will be issued in minimum denominations
                              of U.S. $1,000 and integral multiples of U.S.
                              $1,000 in excess thereof, or other specified denominations for foreign currencies.

Interest:                     Each Note will bear interest, if any, in
                              accordance with its terms. Interest, if any, on each Note issued in certificated form will accrue from the Original Issue Date of a Note. Generally, each payment of interest on each Note issued in certificated form will include interest accrued to, but excluding, the Interest Payment Date
                              (provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to, but excluding, the Record Date immediately preceding the applicable Interest Payment Date), or Maturity.
                              Interest payable at Maturity will be payable to the Person to whom the principal is payable.

Payments of Principal
and Interest:                 Upon presentment and delivery of the Note, the
                              Trustee authenticating the same will pay the principal amount of each Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on such Trustee and mailed by such Trustee to the person entitled thereto as provided in the Note. However, the Company may, at its option, make such payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by such Trustee not less than 15 days prior to the applicable Interest Payment Date.
                              Generally, the Company will make such payments of interest by wire transfer of immediately available funds only to Holders of Notes owning an aggregate principal amount of Notes in excess of $5,000,000.
                              Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue from and after such Interest Payment
                              Date or Maturity.

                              Each Trustee will be responsible for withholding taxes on interest or principal paid by it as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.


                                     1.2-20

                              Notes presented to the applicable Trustee at Maturity for payment will be cancelled by such Trustee. All cancelled Notes held by a Trustee shall be destroyed, and such Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:        Settlement Procedures with regard to each Note
                              purchased through any Agent, as agent, shall be as follows:

                              A. The Presenting Agent will advise the Company by
                                 telephone of the following Settlement
                                 information with regard to each Note:

                                 1.  Name of registered owner.

                                 2.  Exact address of registered owner.

                                 3.  Taxpayer identification number of
                                     registered owner.

                                 4.  Principal amount of the Note.

                                 5.  Fixed Rate Notes:
                                     a) interest rate
                                     b) interest payment date and record date

                                 6.  Floating Rate Notes:
                                     a) interest rate basis;
                                     b) initial interest rate;
                                     c) spread or spread multiplier, if any;
                                     d) interest rate reset dates;
                                     e) interest rate reset period;
                                     f) interest payment dates;
                                     g) interest payment period;
                                     h) index maturity;
                                     i) calculation agent;
                                     j) maximum interest rate, if any;
                                     k) minimum interest rate, if any;
                                     l) calculation date;
                                     m) interest determination dates;
                                     n) number of days to first interest
                                        payment;
                                     o) amount of first interest payment; and
                                     p) interest per $1,000 of principal amount.

                                 7.  Any redemption or repayment provisions.

                                 8.  Price to public of the Note.

                                 9.  Trade date.

                                 10. Settlement Date (Original Issue Date).


                                     1.2-21

                                 11. Maturity.

                                 12. Net proceeds to the Company.

                                 13. Exact name and address of Presenting
                                     Agent.

                                 14. Presenting Agent's commission.

                                 15. Denominations.

                                 16. Place of delivery of the Note by the
                                     applicable Trustee.

                                 17. Whether the Note is senior indebtedness or
                                     senior subordinated indebtedness of the
                                     Company.

                              B. The Company shall provide to the Calculation
                                 Agent and applicable Trustee by telephone
                                 (confirmed in writing at any time on the same date) or by electronic transmission the above Settlement information received from the Presenting Agent and shall cause the Trustee to issue, authenticate and deliver the Note or Notes. The Company also shall provide to such Trustee and the Presenting Agent a copy of the applicable Pricing Supplement. The Company will advise the applicable Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to the applicable Trustee and the Presenting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note will conform with the terms of the Senior Indenture or the Senior Subordinated Indenture, (iii) after giving effect to the issuance of such Note and any other Debt Securities (as defined in the Registration Statement) to be issued on or prior to the settlement date for the sale of such Note, the aggregate amount of Debt Securities which have been issued and sold by the Company will not exceed the amount of Debt Securities registered under the Registration Statement and (iv) upon authentication and delivery of such Note, the aggregate initial offering price of all Notes issued under the Indenture will not exceed U.S. $1,300,000,000 (except for notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Notes pursuant to Sections
                                 3.05 and 3.06 of the Senior Indenture and Sections 3.05 and 3.06 of the Senior Subordinated Indenture).

                              C. The applicable Trustee will complete the
                                 preprinted 5-ply Note packet containing the following documents in forms approved by the Company, the Presenting Agent and such Trustee:


                                     1.2-22

                                 1.  Note with Presenting Agent's customer
                                     confirmation.

                                 2.  Stub 1 - for the applicable Trustee.

                                 3.  Stub 2 - for the Presenting Agent.

                                 4.  Stub 3 - for the Company.

                                 5.  Stub 4 - for the Calculation Agent.

                              D. With respect to each trade, the applicable
                                 Trustee will deliver the Note or Notes and Stub 2 thereof to the Presenting Agent at the following applicable address: if the Presenting Agent is Banc of America Securities LLC, then to Banc of America Securities LLC, Banc of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: MTN Program; if the Presenting Agent is Banc One Capital Markets, Inc., then to Banc One Capital Markets, Inc., Bank One Plaza, Suite 1L1-0595, Chicago, IL 60670, Attention: Investment Grade Securities; if the Presenting Agent is Bear, Stearns & Co. Inc., then to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167,
                                 Attention: Medium Term Note Program; if the
                                 Presenting Agent is BNP Paribas Securities
                                 Corp., then to BNP Paribas Securities Corp.,
                                 787 7th Avenue, 8th Floor, New York, New York 10019, Attention: Fixed Income Syndicate; if the Presenting Agent is Deutsche Banc Alex. Brown Inc., then to Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, 3rd Floor, New York, New York 10019, Attention: Daniel Benton; if the Presenting Agent is J.P. Morgan Securities Inc., then to J.P. Morgan Securities Inc., 4 New York Plaza, Ground Floor Receiving Window, New York, New York 10041, Attention: Bob Schaefer; if the Presenting Agent is Merrill Lynch, Pierce, Fenner & Smith Incorporated, then to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, 4 World Financial Center, North Tower, 15th floor, New York, New York 10080, Attention: MTN Product Management; if the Presenting Agent is Mizuho International plc, then to Mizuho International plc, Bracken House, One Friday Street, London EC4M 9JA, Attention: MTN Trading Desk; if the Presenting Agent is Salomon Smith Barney Inc., then to Bank of New York, Dealer Clearance, One Wall Street - 4th Floor, New York, New York 10005; if the Presenting Agent is Utendahl Capital Partners, L.P., then to Utendahl Capital Partners, L.P., 30 Broad Street, 42nd Floor, New York, New York 10004,
                                 Attention: Carlos Sanchez and Richard Gordon; or if the Presenting Agent is Wells Fargo Brokerage Services, LLC, then to Wells Fargo Brokerage Services, LLC, 608 2nd Avenue So., Minneapolis, Minnesota 55479, Attention:
                                 Michael A. Schaefer. The Trustee will keep


                                     1.2-23

                                 Stub 1. The Presenting Agent will acknowledge receipt of the Note or Notes through a broker's receipt and will keep Stub 2. Delivery of the Note or Notes will be made only against such acknowledgment of receipt. Upon determination that the Note or Notes has or have been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note or Notes after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                              E. The Presenting Agent will deliver the Note
                                 or Notes (with confirmations), as well as a copy of the Prospectus and any applicable Prospectus Supplement or Supplements received from the applicable Trustee and/or Company to the purchaser against payment in immediately available funds.

                              F. Such Trustee will send Stub 3 to the
                                 Company.

Settlement Procedures
Timetable:                       For offers accepted by the Company, Settlement
                                 Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                                 SETTLEMENT PROCEDURE       TIME
                                        A-B            2:00 p.m. on Business Day
                                                            prior to settlement
                                        C-D            2:15 p.m. on day of
                                                            settlement
                                        E              3:00 p.m. on day of
                                                            settlement
                                        F              5:00 p.m. on day of
                                                            settlement

Failure to Settle:               In the event that a purchaser of a Note from
                                 the Company shall either fail to accept
                                 delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the applicable Trustee and the Company by telephone, confirmed in writing, and return the Note to such Trustee.

                                 The applicable Trustee, upon receipt of the Note from the Presenting Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.


                                     1.2-24

                                 Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify the Company in writing.

Trustee Not to
Risk Funds:                      Nothing herein shall be deemed to require the
                                 applicable Trustee to risk or expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the applicable Trustee to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the applicable Trustee for such purpose.


                                     1.2-25